UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2021

WYTEC INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-39478	46-0720717
(Commission File Number)	(I.R.S. Employer Identification No.)

19206 Huebner Road, Suite 202, San Antonio, Texas	78258
(Address of principal executive offices)	(Zip Code)

(210) 233-8980

(Registrant’s telephone number, including area code)

________________________________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock		N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 Entry into a Material Definitive Agreement.

On or about December 29, 2021, Wytec International, Inc., a Nevada corporation (“Wytec”) entered into an exchange agreement (“Agreement”) with William H. Gray, the chief executive officer and president of Wytec (“Gray”), pursuant to which Gray exchanged the 1,000 shares of Wytec’s Series C Preferred Stock owned by him for a total of 3,000,000 shares of Wytec’s common stock. A copy of the Agreement is attached to this Report as Exhibit 10.1.

SECTION 3. SECURITIES AND TRADING MARKETS

ITEM 3.02 Unregistered Sales of Equity Securities.

On or about December 29, 2021, Wytec International, Inc., a Nevada corporation (“Wytec”) entered into an exchange agreement (“Agreement”) with William H. Gray, the chief executive officer and president of Wytec (“Gray”), pursuant to which Gray exchanged the 1,000 shares of Wytec’s Series C Preferred Stock owned by him for a total of 3,000,000 shares of Wytec’s common stock. A copy of the Agreement is attached to this Report as Exhibit 10.1.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

General. On December 30, 2021, Mr. Christopher Stuart and Dr. Sam Khoury were appointed as directors of Wytec, effective December 30, 2021. Mr. Christopher Stuart is an independent director who has also accepted appointments to serve as the chairman of Wytec’s compensation committee, as a member of Wytec’s audit committee, and as a member of Wytec’s corporate governance and nominating committee, effective December 30, 2021. Dr. Sam Khoury is an independent director who has also accepted appointments to serve as the chairman of Wytec’s corporate governance and nominating committee, as a member of Wytec’s audit committee, and as a member of Wytec’s compensation committee, effective December 30, 2021.

Compensation Arrangements. There have been no compensation arrangements yet established as a result of Mr. Christopher Stuart’s and Dr. Sam Khoury’s appointments as directors of Wytec or for their services as members of Wytec’s audit committee, compensation committee, or corporate governance and nominating committee.

Biographical Information. A comprehensive description of the experience and qualifications of Mr. Christopher Stuart and Dr. Sam Khoury is included in the following paragraphs:

Christopher Stuart, age 69, began his career in the construction industry at Buquet & Leblanc in 1977. He went on to become an owner of Buquet & Leblanc in 1986 until 2003. In 2003, Mr. Stuart founded Stuart & Company, a contracting firm, of which he was the chief executive officer until 2018. In 2007, he co-founded Louisiana Rooming Contractor, which he sold to his business partner in 2017. Since 2018, Mr. Stuart has been a consultant in the construction industry in Louisiana and in 2019, he founded Eagle Rock Investments, LLC. Mr. Stuart earned his Bachelor of Science degree in construction engineering from Louisiana State University in 1974. In 1975, he received his second lieutenant commission in the U.S. Army. Mr. Stuart served two years active duty and 12 years active reserve in the U.S. Army and in 1989 was honorably discharged as a Captain.

Sam Khoury, age 67, specializes in the valuations of advanced and novel technologies in several industries and has been the president of Inavisis, Inc., a company he also founded, since 1999. From 1998 to 1999, he was the president of Consor, a consulting firm specializing in valuation of trademarks and technology. From 1982 to 1998, Dr. Khoury was an intellectual asset manager at the Dow Chemical Company. Dr. Khoury received a Master of Business Administration from University of Wisconsin, Milwaukee in 1985, a doctorate in polymer chemistry from Worcester Polytechnic Institute, Massachusetts in 1982, a Master of Science in chemistry from Fort Hays State University in 1977, and a Bachelor of Science in Chemistry from American University of Beirut, Lebanon in 1975.

SECTION 9. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

10.1	Exchange Agreement, dated December 29, 2021 by and between Wytec International, Inc. and William H. Gray
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WYTEC INTERNATIONAL, INC.

By:	/s/ William H. Gray
William H. Gray Chief Executive Officer

Date: January 3, 2022

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